Exhibit 24
POLYONE CORPORATION
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
          Each undersigned officer and/or director of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Stephen D. Newlin, Lisa K. Kunkle, John L. Rastetter and Robert M. Patterson, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with the PolyOne Retirement Savings Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 24th day of February, 2009.

/s/ Stephen D. Newlin	/s/ Robert M. Patterson

Stephen D. Newlin Chairman, President and Chief Executive Officer	Robert M. Patterson Senior Vice President and Chief Financial Officer

/s/ J. Douglas Campbell	/s/ Carol A. Cartwright

J. Douglas Campbell Director	Dr. Carol A. Cartwright Director

/s/ Gale Duff-Bloom	/s/ Richard H. Fearon

Gale Duff-Bloom Director	Richard H. Fearon Director

/s/ Robert A. Garda	/s/ Gordon D. Harnett

Robert A. Garda Director	Gordon D. Harnett Director

/s/ Richard A. Lorraine	/s/ Edward J. Mooney

Richard A. Lorraine Director	Edward J. Mooney Director

/s/ William H. Powell	/s/ Farah M. Walters

William H. Powell Director	Farah M. Walters Director